SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 6, 2007
LEAP WIRELESS INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-29752	33-0811062

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10307 Pacific Center Court
San Diego, California 92121
(Address of Principal Executive Offices)

(858) 882-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
EXHIBIT INDEX
EXHIBIT 99.1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Resignation Agreement with Amin Khalifa. On September 6, 2007, Leap Wireless International, Inc. (the “Company”) and its wholly owned subsidiary Cricket Communications, Inc. (“Cricket”) entered into a Resignation Agreement with Amin Khalifa, under which Mr. Khalifa resigned as the executive vice president and chief financial officer of the Company, Cricket and their domestic subsidiaries, effective as of September 6, 2007. This Resignation Agreement supersedes the offer letter entered into by Cricket and Mr. Khalifa as of July 19, 2006, and the Severance Benefits Agreement entered into by Cricket, the Company and Mr. Khalifa as of September 15, 2006. Under the Resignation Agreement, Mr. Khalifa will receive a severance payment of $590,625. Mr. Khalifa also relinquished all rights to any stock options, restricted stock and deferred stock unit awards from the Company. Mr. Khalifa has executed a general release as a condition to his receipt of the severance payment.
     Appointment of S. Douglas Hutcheson as interim chief financial officer. Effective as of September 6, 2007, the Board of Directors of the Company has appointed S. Douglas Hutcheson as interim chief financial officer of the Company and Cricket. Mr. Hutcheson continues to serve as chief executive officer and president of the Company and Cricket.
     Mr. Hutcheson, 51, has served as chief executive officer and president of the Company and Cricket since February 2005. Mr. Hutcheson previously served as president and chief financial officer of the Company and Cricket from January 2005 through February 2005, as executive vice president and chief financial officer from January 2004 through January 2005, and as senior vice president and chief financial officer from August 2002 to January 2004. Mr. Hutcheson also served as senior vice president, chief strategy officer of the Company from March 2002 to August 2002, as senior vice president, product development and strategic planning from July 2000 to March 2002, as senior vice president, business development from March 1999 to July 2000 and as vice president, business development from September 1998 to March 1999. From February 1995 to September 1998, Mr. Hutcheson served as vice president, marketing in the Wireless Infrastructure Division at Qualcomm Incorporated. Mr. Hutcheson holds a B.S. in mechanical engineering from California State Polytechnic University and an M.B.A. from University of California, Irvine. Since the date of the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 1, 2007, neither the Company nor any of its subsidiaries has entered into any transactions with Mr. Hutcheson of the sort described under Item 404(a) of Regulation S-K except for regular compensation in accordance with his employment agreement.
Item 8.01. Other Events.
     On September 7, 2007, the Company issued a press release announcing that its Board of Directors will review the unsolicited proposal received on September 4, 2007 from MetroPCS Communications, Inc. to acquire the Company. The Company stated that its Board will make a determination regarding the proposal following its review. The Company further stated that, in connection with this matter, it is being advised by Goldman, Sachs & Co. and Jeffrey Williams & Co. LLC as financial advisors, and Wachtell, Lipton, Rosen & Katz and Latham & Watkins, LLP as legal advisors. A copy of the press release is attached as Exhibit 99.1 to this current report.
Item 9.01. Financial Statements and Exhibits.
(d) The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Press Release dated September 7, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP WIRELESS INTERNATIONAL, INC.

Date: September 7, 2007	By	/s/ Robert J. Irving, Jr.

		Name:	Robert J. Irving, Jr.
		Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated September 7, 2007.